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                                                                  EXHIBIT (m)(5)

                           BROKERAGE ENHANCEMENT PLAN
                                   SCHEDULE A

Aggressive Equity Portfolio               Emerging Markets Portfolio
Diversified Research Portfolio            Small-Cap Equity Portfolio
International Large-Cap Portfolio         Equity Portfolio
I-Net Tollkeeper Portfolio                Multi-Strategy Portfolio
Growth LT Portfolio                       Focused 30 Portfolio
Mid-Cap Value Portfolio                   Equity Index Portfolio
Small-Cap Index Portfolio                 Real Estate Portfolio
International Value Portfolio             Inflation Managed Portfolio
Managed Bond Portfolio                    Money Market Portfolio
High Yield Bond Portfolio                 Large-Cap Value Portfolio
Global Growth Portfolio                   Mid-Cap Growth Portfolio
Capital Opportunities Portfolio           Technology Portfolio
Financial Services Portfolio              Telecommunications Portfolio
Health Sciences Portfolio                 Aggressive Growth Portfolio
Blue Chip Portfolio                       Equity Income Portfolio
Research Portfolio                        Short Duration Bond Portfolio
Small-Cap Value Portfolio
Main Street Core Portfolio (formerly Large-Cap Core Portfolio)
Comstock Portfolio (formerly Strategic Value Portfolio)


Effective May 1, 2003